DENTSPLY INTERNATIONAL INC.
                                   EXHIBIT 11
                        COMPUTATION OF EARNINGS PER SHARE




Earnings per common share:
--------------------------



                                             Three Months Ended
                                                  March 31,
                                             ------------------
                                               1998      1997
                                             --------  --------
                                  (in thousands, except per share data)

Weighted average common shares
 outstanding
    Basic                                      54,124    53,847
    Diluted                                    54,474    54,135



Net income                                    $18,998   $16,924



Earnings per common share
    Basic                                        $.35      $.31
    Diluted                                      $.35      $.31
























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